As filed with the Securities and Exchange Commission on October 15, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AVERY DENNISON CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	95-1492269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000
(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Susan C. Miller, Esq.
Senior Vice President, General Counsel and Secretary
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:
J. Scott Hodgkins, Esq.
Wesley C. Holmes, Esq.
Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, California 90071
(213) 485-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount to be Registered/
	Proposed Maximum Offering	Amount of
	Price Per Unit/	Registration
Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price	Fee (1)
Common Stock, $1.00 par value	(2)	$(2)
Preferred Stock, $1.00 par value	(2)	$(2)
Depositary Shares	(2)	$(2)
Debt Securities	(2)	$(2)
Warrants	(2)	$(2)
Purchase Contracts	(2)	$(2)
Units	(2)	$(2)

(1)	A registration fee of $63,350 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (Registration No. 333-120239) filed by Avery Dennison Corporation on November 5, 2004. Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the $63,350 registration fee available for future offset under Registration No. 333-120239 was carried forward to an Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-147369) filed by Avery Dennison Corporation on November 14, 2007. Pursuant to Rule 457(p), $32,029 of the previously paid registration fee remains available for future offset under Registration No. 333-147369 and is being carried forward to this registration statement. The amount of registration fee that will be paid for this registration statement will be offset by such previously paid amount.

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

PROSPECTUS

AVERY DENNISON CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities, preferred stock, warrants, purchase contracts and units may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Our common stock trades on the New York Stock Exchange under the symbol “AVY.”

Investing in our securities involves risks.  See “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “we,” “our” and “us” in this prospectus, we mean Avery Dennison Corporation and its subsidiaries, unless the context otherwise requires or as otherwise expressly stated. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Our web site address is http://www.averydennison.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

•	our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 (including information specifically incorporated by reference therein from our Proxy Statement on Schedule 14A dated March 19, 2010);

•	our Quarterly Report on Form 10-Q for the quarter ended April 3, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended July 3, 2010;

•	our Current Report on Form 8-K filed with the SEC on March 4, 2010;

•	our Current Report on Form 8-K filed with the SEC on April 13, 2010;

•	our Current Report on Form 8-K filed with the SEC on April 27, 2010;

•	our Current Report on Form 8-K filed with the SEC on May 28, 2010.

•	our Form 8-A filed with the SEC on December 15, 1994 (File No. 001-07685), including any amendments or supplements thereto; and

•	our Form 8-A filed with the SEC on November 14, 2007 including any amendments or supplements thereto.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Secretary
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain certain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “project,” “seek,” “shall,” “should,” “target,” “will,” “would,” or variations thereof and other expressions, which refer to future events and trends, identify forward-looking statements. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause actual results to differ materially from expected results, performance or achievements of the Company expressed or implied by such forward-looking statements.

Certain risks and uncertainties are discussed in more detail in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and elsewhere in other reports and documents we file with the SEC that are incorporated by reference herein and include, but are not limited to, risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; our ability to achieve and sustain targeted cost reductions; our ability to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; collection of receivables from customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include (1) the impact of economic conditions on underlying demand for our products and on the carrying value of our assets; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (4) the impact of changes in tax laws and regulations throughout the world.

The forward-looking statements included in this prospectus and any accompanying prospectus supplement and the reports and documents that we incorporate by reference herein and therein are made only as of their respective dates, and we assume no duty to update the forward-looking statements to reflect new, changed or unanticipated events or circumstances, other than as may be required by law.

AVERY DENNISON CORPORATION

We are a recognized industry leader in pressure-sensitive technology and materials, retail branding and information solutions, and organization and identification products for businesses and consumers worldwide. Headquartered in Pasadena, California, we had sales of $5.95 billion for 2009. As of January 2, 2010, we had approximately 31,000 employees in over 60 countries who develop, manufacture and market a wide range of products for both consumer and industrial markets. Our products include: pressure-sensitive labeling materials; graphics imaging media; retail apparel ticketing and branding systems; radio-frequency identification inlays and tags; office products; specialty tapes; and a variety of specialized labels for automotive, industrial and durable goods applications.

Avery Dennison is a Delaware corporation. Our principal executive offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103. Our main telephone number is (626) 304-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of our securities. If one or more of the events discussed in these risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges are as follows for the periods indicated:

	Six Months
	Ended
	July 3,	Fiscal Year
	2010	2009(2)	2008	2007(3)	2006	2005

Ratio of earnings to fixed charges(1)	4.4	–	2.7	3.6	6.0	5.1

(1) The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, “earnings” consist of income before taxes plus fixed charges and amortization of capitalized interest, less capitalized interest. “Fixed charges” consist of interest expense, capitalized interest and the portion of rent expense (estimated to be 35%) on operating leases deemed representative of interest.

(2) For the year ended January 2, 2010, our earnings were insufficient to cover fixed charges by $792 million. This deficiency primarily resulted from non-cash goodwill and other indefinite-lived intangible asset impairment charges of $832 million, a loss on extinguishment of debt of approximately $21 million, and legal settlement costs of $41 million recorded during 2009.

(3) 2007 included results for Paxar Corporation from June 15, 2007 (acquisition date) to December 29, 2007, as well as the incremental interest expense related to our increased borrowings to fund the acquisition.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for those purposes in short-term investment grade securities.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants to purchase debt securities, common stock, preferred stock or depositary shares;

•	purchase contracts to purchase common stock, preferred stock or depositary shares; and

•	units.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to the offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

DESCRIPTION OF
COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Therefore, you should read carefully our Restated Certificate of Incorporation, as amended, or the Restated Certificate, and our bylaws, as amended and restated, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

This prospectus describes certain general terms of our capital stock. For a more detailed description of these securities, we refer you to the applicable provisions of Delaware law and our Restated Certificate. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of our preferred stock, you must refer to both the prospectus supplement relating to that series and the description of our preferred stock set forth in this prospectus.

Pursuant to our Restated Certificate, our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2010, we had 109,417,343 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock, each holder of common stock is entitled to one vote per share on all matters voted upon by the stockholders. Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by the board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if:

•	prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

•	on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Preferred Stock

Under the Restated Certificate, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and the Restated Certificate to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

•	the number of shares constituting each series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	conversion rights;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the specific terms of each series of our preferred stock.

Preferred Share Purchase Rights

On October 23, 1997, our board of directors adopted a Rights Agreement (Rights Plan) and declared a dividend distribution of one preferred share purchase right (a Right) on each outstanding share of our common stock. The Rights expired on October 31, 2007. The company has not yet redesignated the Series A Junior Participating preferred stock underlying the Rights.

Registrar and Transfer Agent

Computershare Trust Company, N.A., is the registrar and transfer agent for our common stock.

VALIDITY OF THE SECURITIES

Latham & Watkins LLP, Los Angeles, California, will pass upon the validity of the securities offered hereby for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended January 2, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits Avery Dennison Corporation (“Avery Dennison”) to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article VI of our bylaws provides that Avery Dennison will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by us or in our right, by reason of the fact that such person is or was our director, officer, employee, or, while such person is or was a director, officer or employee of us, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, against expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

Our bylaws further state that this indemnification shall not be deemed exclusive of any other rights to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of that person.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on October 15, 2010.

AVERY DENNISON CORPORATION

By	/s/ Mitchell R. Butier
Mitchell R. Butier
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dean A. Scarborough, Mitchell R. Butier, and Karyn E. Rodriguez, and each of them, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective upon filing pursuant Rule 462(b) under the Securities Act of 1933, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean A. Scarborough Dean A. Scarborough	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 15, 2010

/s/ Mitchell R. Butier Mitchell R. Butier	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2010

/s/ Lori J. Bondar Lori J. Bondar	Vice President, Controller and Chief Accounting Officer ( Principal Accounting Officer)	October 15, 2010

Signature	Title	Date

/s/ Bradley A. Alford Bradley A. Alford	Director	October 15, 2010

/s/ Peter K. Barker Peter K. Barker	Director	October 15, 2010

/s/ Rolf Börjesson Rolf Börjesson	Director	October 15, 2010

/s/ John T. Cardis John T. Cardis	Director	October 15, 2010

/s/ Ken C. Hicks Ken C. Hicks	Director	October 15, 2010

/s/ Peter W. Mullin Peter W. Mullin	Director	October 15, 2010

/s/ David E. I. Pyott David E. I. Pyott	Director	October 15, 2010

/s/ Debra L. Reed Debra L. Reed	Director	October 15, 2010

/s/ Patrick T. Siewert Patrick T. Siewert	Director	October 15, 2010

/s/ Julia A. Stewart Julia A. Stewart	Director	October 15, 2010

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement for debt securities.
1	.2*	Form of Underwriting Agreement for warrants.
1	.3*	Form of Underwriting Agreement for preferred stock and depositary shares.
1	.4*	Form of Underwriting Agreement for common stock.
1	.5*	Form of Underwriting Agreement for purchase contracts.
1	.6*	Form of Underwriting Agreement for units.
3.1		Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the First Quarterly Report on Form 10-Q for 2010, filed May 12, 2010).
3.2		Bylaws, as amended and restated, of Avery Dennison Corporation (incorporated by reference to Exhibit 3.1.2 to the Current Report on Form 8-K, filed on April 27, 2010).
4.1		Indenture, dated November 20, 2007, between Avery Dennison Corporation and the Bank of New York Mellon Trust Company, N.A, formerly known as The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on November 20, 2007).
4	.2*	Form of Note (to be included in supplemental indenture(s) to be entered into from time to time).
4	.3*	Form of Warrant.
4	.4*	Form of Warrant Agreement.
4	.5*	Form of Depositary Share.
4	.6*	Form of Depositary Agreement.
4	.7*	Form of Purchase Contract.
4	.8*	Form of Unit Agreement.
5.1		Opinion of Latham & Watkins LLP.
12.1		Statement regarding the computation of ratio of earnings to fixed charges for the six months ended July 3, 2010 and the fiscal years ended 2009, 2008, 2007, 2006 and 2005.
23.1		Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2		Consent of PricewaterhouseCoopers LLP.
24.1		Powers of Attorney (contained on page II-5).
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee under the Indenture.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.